MERGER AMENDMENT
                                     TO THE
                  ADVANTICA RESTAURANT GROUP STOCK OPTION PLAN
                                     AND THE
              ADVANTICA RESTAURANT GROUP OFFICER STOCK OPTION PLAN

         THIS AMENDMENT, made and executed as of the 15th day of March, by Advantica Restaurant Group, Inc. ("Advantica");

         WHEREAS, Advantica previously entered, respectively, into the Advantica Restaurant Group Stock Option Plan (the "Non-officer Plan") and the Advantica Restaurant Group Officer Stock Option Plan (the "Officer Plan") to provide incentives and rewards to employees, consultants and officers of Advantica and its subsidiaries; and as sponsoring employer, reserved the right to amend the same from time to time; and

         WHEREAS, NOW Advantica desires to merge the Non-officer Plan and the Officer Plan in the manner hereinafter set forth;

         THEREFORE, the Non-officer Plan and Officer Plan are merged as follows:

         1. Effective as of March 15, 1999 (the "Plan Merger Effective Date"), the Non-officer Plan shall be merged with and into the Officer Plan. The Non-officer Plan shall cease to exist as a separate plan upon its merger with the Officer Plan. The Officer Plan shall be the surviving plan. The name of the surviving plan, as of the Plan Merger Effective Date, shall be changed from the "Advantica Restaurant Group Officer Stock Option Plan" to the "Advantica Stock Option Plan". All participants in the Non-officer Plan on the Plan Merger Effective Date shall be participants in the merged plan. All options previously issued to participants under the Officer Plan and Non-officer Plan shall remain valid and shall continue in effect under the surviving plan under the same terms and conditions which were applicable to such option grants immediately prior to the Plan Merger Effective Date.

         2. Following the merger of the Non-officer Plan with and into the Officer Plan, the surviving plan will be amended and restated to reflect the terms to be followed under the on-going merged plan. This merger amendment and the above referenced amendment shall not adversely affect the rights of any participant under any stock option granted under the Officer Plan and the Non-officer Plan prior to the date these amendments are adopted.

         IN WITNESS WHEREOF, Advantica Restaurant Group, Inc. (for itself and for each of its subsidiaries) has caused this Amendment to be properly executed as of the 15th day of March, 1999.

(Corporate Seal)                       Advantica Restaurant Group, Inc.

                                       By:    /s/ Stephen W. Wood
                                            ---------------------------------
Attest:                                Its:   Executive Vice President
  /s/ J. Scott Melton                       ---------------------------------
--------------------------
Assistant Secretary



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